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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): April 2, 2003


                             SEALED AIR CORPORATION
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             (Exact Name of Registrant as Specified in its Charter)



          Delaware                     1-12139                   65-0654331
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      (State or Other                (Commission               (IRS Employer
Jurisdiction of Incorporation)       File Number)            Identification No.)



             Park 80 East
       Saddle Brook, New Jersey                                  07663-5291
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(Address of Principal Executive Offices)                         (Zip Code)

                                  201-791-7600
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              (Registrant's telephone number, including area code)


                                 Not Applicable
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          (Former Name or Former Address, If Changed Since Last Report)


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Item 5.  Other Events and Regulation FD Disclosure.

         (a) Sealed Air Corporation (the "Company") issued the following press release on April 9, 2003:

SEALED AIR ANNOUNCES PLANNED PRIVATE OFFERING OF SENIOR NOTES DUE 2008

         SADDLE BROOK, N.J., Wednesday, April 9, 2003 - Sealed Air Corporation (NYSE:SEE) announced today that the Company is planning to make a private offering of senior notes due 2008, subject to market and customary conditions. The Company intends to use the net proceeds of the offering for general corporate purposes, which may include the funding of a portion of the cash payment required to be made in connection with its asbestos litigation settlement, repurchases of its convertible preferred stock and other working capital purposes.

         The notes will be offered in the United States only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended, and to a limited number of institutional accredited investors in transactions exempt from the registration requirements of the Securities Act. The notes will be offered outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act. The notes will not be registered under the Securities Act and will not be offered or sold in the United States without an applicable exemption from the registration requirements of the Securities Act.


BUSINESS

         Sealed Air is a leading global manufacturer of a wide range of food, protective and specialty packaging materials and systems including such widely recognized brands as Bubble Wrap(R) air cellular cushioning, Jiffy(R) protective mailers and Cryovac(R) food packaging products.


FORWARD LOOKING STATEMENTS

         Certain statements made by the Company in this press release may be forward-looking. These statements include comments as to future events and trends affecting the Company's business, which are based upon management's current expectations and are necessarily subject to risks and uncertainties, many of which are outside the control of the Company. Forward-looking statements can be identified by such words as "expects," "intends," "plans," "estimates" and similar expressions. Actual results may differ materially from these expectations due to a number of factors, including changes in economic, political, business and market conditions in the geographic areas in which the


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Company conducts business, conditions in the capital markets affecting the
Company's ability to consummate the sale of the notes, acts of war or terrorism, factors affecting customers, exchange rates, the success of new products, raw material and energy costs and legal proceedings. A more extensive list and description of these factors can be found under the heading "Forward-Looking Statements" in Management's Discussion and Analysis of Results of Operations and Financial Condition, which appears in the Company's most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and in the Company's other publicly available filings with the Securities and Exchange Commission.

         Contact: Philip H. Cook (201) 791-7600

         (b) The following is additional information regarding the Company's accounts receivable facility:

         As previously disclosed, in December 2001, the Company and certain of its U.S. subsidiaries entered into an accounts receivable securitization program, which the Company refers to as the "Receivables Facility," with a bank (the "Bank") and an issuer of commercial paper administered by the Bank (the "ICP"). Under the Receivables Facility, the Company's two primary operating subsidiaries, Cryovac, Inc. and Sealed Air Corporation (US) (the "Originators"), sell all of their eligible U.S. accounts receivable to Sealed Air Funding Corporation ("SA Funding Corp."), an indirectly wholly owned subsidiary that the Company formed for the sole purpose of entering into the Receivables Facility. SA Funding Corp. in turn may sell undivided ownership interests in these receivables ("Receivables Interests") to the Bank and the ICP, subject to certain conditions, up to a maximum of $125,000,000 of Receivables Interests outstanding from time to time.

         The Receivables Facility has been amended as of April 2, 2003 to provide that SA Funding Corp. may sell Receivables Interests aggregating up to $60,000,000 originated only by Sealed Air Corporation (US) to the Bank or the ICP until a definitive settlement agreement, satisfactory to the Bank, has been entered into relating to the settlement of asbestos-related claims against the Company and its affiliates. At that time, the Company expects that the Receivables Facility will also become available for the sale of Receivables Interests originated by Cryovac, Inc. as well as Sealed Air Corporation (US) up to the maximum of $125,000,000 of Receivables Interests provided for by the Receivables Facility.

         As previously reported, on November 27, 2002, the Company reached an agreement in principle with the appropriate parties to resolve all current and future asbestos-related claims made against it and its affiliates in connection with the 1998 transaction which brought the Cryovac packaging business and the former Sealed Air Corporation under the common ownership of the Company. The appropriate parties are jointly engaged in the process of drafting a definitive settlement agreement consistent with the terms of the agreement in principle.

FORWARD LOOKING STATEMENTS

         See the "Forward Looking Statements" paragraph above in section (a) of this report, which shall be deemed to apply to the information set forth in this section (b).

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                          SEALED AIR CORPORATION

                                          By: /s/ Jeffrey S. Warren
                                              ----------------------

                                          Name: Jeffrey S. Warren

                                          Title: Controller


Dated:  April 9, 2003